Exhibit 99.1

Telos Corporation Announces Fourth Quarter and Full Year 2025 Earnings

Ashburn, Va. – March 16, 2026 – Telos Corporation (NASDAQ: TLS), a leading provider of cyber, cloud and enterprise security solutions for the world’s most security-conscious organizations, has posted its 2025 fourth quarter and full year financial results on its investor relations website at https://investors.telos.com.
Telos will host a live webcast to discuss its fourth quarter and full year 2025 financial results today, March 16, 2026, at 9:30 a.m. ET. To access the webcast, visit https://edge.media-server.com/mmc/p/p99edfa3/.
Related presentation materials will be available in the Investors section of the Company’s website. In addition, an archived webcast will be posted on the website approximately two hours after the live event concludes.
About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with efficient, adaptable, and secure solutions that safeguard people, systems, and information. We deliver advanced capabilities across cyber governance, risk, and compliance (GRC) with Xacta®; identity and biometric solutions; secure networks and communications; and TSA PreCheck® enrollment services. Serving the U.S. federal government, regulated industries, and global enterprises, Telos helps customers stay ahead of evolving threats, accelerate compliance, and achieve mission success. Driven by purpose and guided by our core values, we build trusted partnerships, deliver superior solutions, and help create a more secure, interconnected world. Learn more at www.telos.com.
Media: media@telos.com
Investors: InvestorRelations@telos.com